UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2018

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 7.01.	Regulation FD Disclosure.

On May 9, 2018, Philip Morris International Inc. (“PMI”) is hosting its Annual Shareholder Meeting (“Annual Meeting”) where Chairman of the Board, Louis C. Camilleri, and Chief Executive Officer, André Calantzopoulos, will address shareholders. PMI has issued a press release announcing the highlights of the presentation. The press release is attached as Exhibit 99.1 and is incorporated by reference to this Item 7.01 of this Current Report on Form 8-K.

Adjusted diluted EPS is not a U.S. GAAP measure. PMI defines adjusted diluted EPS as reported diluted EPS adjusted for asset impairment and exit costs, tax items and unusual items. PMI believes it is appropriate to disclose this measure as it represents core earnings, improves comparability and helps investors analyze business performance and trends. Adjusted diluted EPS should be considered neither in isolation nor as a substitute for reported diluted EPS prepared in accordance with U.S. GAAP. PMI calculated 2017 adjusted diluted EPS as reported diluted EPS of $3.88, plus the $0.84 per share charge related to tax items (primarily due to the impact of the Tax Cuts and Jobs Act). During 2017, PMI did not have an EPS impact related to asset impairment and exit costs.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing or document.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

99.1	Philip Morris International Inc. Press Release, dated May 9, 2018 (furnished pursuant to Item 7.01).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/S/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and Corporate Secretary
DATE: May 9, 2018